Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2024, relating to the consolidated financial statements of Zhongchao Inc. for the years ended December 31, 2023 and 2022 included in its annual report (Form 20-F) for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey
December 18, 2024